Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of China Health Industries Holdings, Inc. on Form S-8 (File No.333-214487) of our report dated November 13, 2023, with respect to our audit of the consolidated financial statements of China Health Industries Holdings, Inc. for the year ended June 30, 2023, which report is included in this Annual Report on Form 10-K for the year ended June 30, 2023

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Assentsure PAC

Assentsure PAC

Singapore

November 13, 2023